Exhibit 4.18
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
Mr. Peter Ricketts, Group Senior Vice President, Treasury, Financial Strategy & Planning, Sims Metal Management Limited, Suits 1202, Level 12, 65 Berry Street, North Sydney NSW 2060, Australia
CC: Mr. Robert Larry, Global Chief Financial Officer, Sims Metal Management Limited, 326 North LaSalle Street, Suits 580, Chicago, IL 60610, United States of America
27 November 2009
Dear Peter,
Renewal Notice
A$460m Multi Option Facility Agreement dated 2 November 2009 between Sims Metal
Management Limited and related companies and the Commonwealth Bank of Australia
We refer to the multi-option facility agreement dated 2 November 2000 between each party listed in Schedule 1 of that agreement (as Borrowers) and the Commonwealth Bank of Australia (as Lender) (Facility Agreement).
Under clause 4.6 of the Facility Agreement we give you notice that the Lender has agreed to extend the Final Termination Date by 12 months, from 31 December 2010 (Existing Final Termination Date) to 31 December 2011 (New Final Termination Date), subject to the following conditions:
a)	the Borrowers indicating their acknowledgement and agreement to the extension of the Final Termination Date by 12 months, by signing and delivering this notice to the Lender within 30 days at receiving it;

b)	The Borrowers indicating their acknowledgement and agreement to the Key Terms Schedule being amended and restated in the form set out in the Schedule to this notice, by initialing the attached schedule and delivering the initialled schedule (attached to this notice) to the Lender within 30 days of receiving it;

c)	[*]; and

d)	The Lender is mandated with a minimum role as Joint Agent and 60% share of fees for any USPP executed by the Borrower to 31 December 2010.
Subject to the above conditions being satisfied, we agree that on and from the Existing Final Termination Date:
e)	the definition of “Final Termination Date” in clause 1.2 of the Facility Agreement shall be amended to be the New Final Termination Date;

f)	the Key Terms Schedule will be amended end restated in the form set out in the attached Schedule; and

g)	A term defined in the Facility Agreement has the same meaning when used in this Renewal Notice.
[*] Confidential Treatment Requested

Schedule — Amended and restated Key Terms Schedule
Part 1 — Cash Advance Facility

Facility	Available.

Facility Limit	Not applicable.

Purpose	Financing or supporting the working capital needs of the Sims Group.

Termination Date	Not applicable.

Margin	The Margin determined in accordance with the following table:

	Gearing ratio	Margin
	[*]	[*]
[*] Confidential Treatment Requested

Part 2 — Commercial Bills Facility

Facility	Available.

Facility Limit	Not applicable.

Purpose	Financing or supporting the working capital needs of the Sims Group.

Termination Date	Not applicable.

Bill Acceptance / Endorsement Fee Rate	The Bill Acceptance / Endorsement Fee Rate determined in accordance with the following table:

Bill Acceptance / Endorsement
	Gearing Ratio	Fee Rate
	[*]	[*]
[*] Confidential Treatment Requested

Part 3 — Credit Support Facility

Facility	Available.

Facility Limit	Not applicable.

Purpose	Financing or supporting the working capital needs of the Sims Group.

Termination Date	Not applicable.

Credit Support Document Fee Rate	The Credit Support Document Fee Rate determined in accordance with the following table:

Credit Support Document Fee
	Gearing Ratio	Rate
	[*]	[*]
[*] Confidential Treatment Requested

Part 4 — Trade Finance Facility

Facility	Available.

Documentary LCs	Available.

Trade Advances	Available.

Process of Negotiation	Available.

Facility Limit	Not applicable.

Purpose	The financing or refinancing of Obligations.

Termination Date	Not applicable.

Margin	The Margin determined in accordance with the following table:

	Gearing Ratio	Margin
	[*]	[*]
[*] Confidential Treatment Requested

Part 5 — Overdraft Facility

Facility	Available.

Purpose	Financing or supporting the working capital needs of the Sims Group.

Termination Date	Not applicable.

Overdraft Borrower	1	Sims Group Australia Holdings Limited;

	2	Sims Aluminum Pty Limited;

	3	Sims Metal Management Ltd; and

	4	any other entity agreed by the Lender to be an “Applicant” for the purposes of the Group Limit Facility in accordance with paragraph (2)(g) of the Group Limit Facility.
Part 6 — General

Commitment	$450,000,000

Commitment Fee Rate	On any date, [*] of the Margin on that date.

Final Termination Date	31 December 2011.

Overdue Margin	[*] per annum
[*] Confidential Treatment Requested

Agreed and acknowledged by Sims on behalf of the Borrowers:
Signed for
Sims Metal Management Limited

sign here
Director

print name

sign here
Director/Company Secretary

print name

[*] Confidential Treatment Requested

Lender
Signed for
Commonwealth Bank of Australia
by its attorney

sign here
Attorney

print name

In the presence of

sign here
Witness

print name

[*] Confidential Treatment Requested